UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2016

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2016, John H. Jacko, Jr. will no longer serve as Vice President, Business Development (previously Vice President and Chief Marketing Officer) of Kennametal Inc. (the “Company”). Mr. Jacko will remain an employee of the Company for transition purposes until November 1, 2016. In addition to the compensation that Mr. Jacko will receive pursuant to his Employment Agreement upon cessation his employment from the Company, he will receive nine months of continuing medical coverage as well as a lump sum payment of $333,859 (payable six months from November 1, 2016) to make up for an Executive Retirement Plan shortfall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016	Kennametal Inc.

	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel